                                 EXHIBIT 11


                       HAGGAR CORP. AND SUBSIDIARIES

                 COMPUTATION OF NET INCOME PER COMMON SHARE
              (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       Three Months Ended            Nine Months Ended
                                                            June 30,                      June 30,
                                                      ----------------------        ----------------------
                                                       1996          1995            1996           1995
                                                      ------       ---------        ------       ---------
Net income (loss)  to common stockholders             $1,082       $(19,737)        $3,670       $(12,234)

Weighted average common shares and common
  share equivalents outstanding                        8,552          8,588          8,552          8,636
                                                      ------       --------         ------       --------
Net income (loss) per common share and common
  share equivalents                                    $0.13         ($2.30)         $0.43         ($1.42)
                                                      ------       --------         ------       --------
                                                      ------       --------         ------       --------

Computation of weighted average common shares and common share equivalents outstanding:

Weighted average common shares outstanding             8,551          8,547          8,551          8,545

Shares equivalents, due to stock options                   1             41              1             91
                                                      ------       --------         ------       --------

                                                       8,552          8,588          8,552          8,636
                                                      ------       --------         ------       --------
                                                      ------       --------         ------       --------








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